Exhibit 99.1

Armstrong Flooring Appoints Michel Vermette as President and CEO

LANCASTER, Pa. – Sept. 10, 2019 – Armstrong Flooring, Inc. (NYSE: AFI) (“Armstrong Flooring”), North America’s largest producer of resilient flooring products, announced today that its Board of Directors (the “Board”) has appointed Michel Vermette, President, Residential Carpet at Mohawk Industries, as President and Chief Executive Officer and a member of the Board, effective Sept. 11, 2019. Armstrong Flooring Chairman Larry S. McWilliams, who has served as interim President and CEO since May 3, 2019, will remain Chairman of the Board.

“The appointment of Michel as President and CEO of Armstrong Flooring is the result of an extensive evaluation and search process participated in by the entire Board, and we are delighted that Michel has agreed to join the company,” said Jim Melville, Chair of the Nominating and Governance Committee of the Armstrong Flooring Board. “Michel brings both tremendous domestic and international industry experience and strong business, operational, financial and strategic expertise to AFI. He is also a proven leader who has modelled superb business and leadership principles throughout his career while establishing a track record of improving business performance by implementing product development, manufacturing and operational excellence. We know that he is exactly the right person to lead Armstrong Flooring, and we look forward to working with him.”

Mr. Melville added, “We also thank Larry for his service as interim Chief Executive Officer during the CEO search period and for his continued dedication and leadership as Chair of AFI.”

Mr. Vermette, age 52, will join the company after a successful career spanning more than two decades at Mohawk Industries, where he served in multifaceted positions across the company’s finance, investor relations, sales and marketing and business development operations. During his tenure, he helped transform the flooring business into an innovative and leading flooring manufacturer, redesigned the customer experience process, and led large-scale acquisitions and successful integrations.

Mr. Vermette was named President, Residential Carpet at Mohawk Industries, in February 2019, where he was responsible for the market strategy, product development, manufacturing and innovation of the residential carpet business in North America. In this role, Mr. Vermette set the group’s product and manufacturing direction, improving the company’s service and overall customer satisfaction.

He previously served as President of Mohawk Group, driving the company’s commercial and international flooring operations and leading the customer experience team. During his tenure, Mohawk Group launched the first Certified Living Product in flooring, and the organization was recognized regularly for top product awards. Mr. Vermette also served as Chief Financial Officer for Mohawk’s North American Flooring Business Unit.

“I am excited to join Armstrong Flooring and its talented team, where we will continue to execute on the company’s foundation of innovation, design and product excellence,” said Mr. Vermette. “I look forward to working with the team to capitalize on the strong brand and to build a pipeline of innovative and differentiated products to drive growth and improve profitability while delivering value for our customers and shareholders.”

“Michel is an industry veteran with a passion for people and a strong business and financial background, and his experience is what we need to lead the company into the future,” said Mr. McWilliams. “During a time of intense shifts in the market, we are confident in Michel’s ability to lead a winning team that will focus on driving growth and improving performance while increasing value for shareholders and customers. I and the entire board are confident that with his deep industry understanding and commitment to excellence, Michel is the right person to move Armstrong Flooring into its next phase of success.”

With the appointment of Mr. Vermette, the Board will consist of eight directors.

About Armstrong Flooring

Armstrong Flooring, Inc. (NYSE: AFI) is a global leader in the design and manufacture of innovative flooring solutions. Headquartered in Lancaster, Pennsylvania, Armstrong Flooring is North America’s largest producer of resilient flooring products. The company safely and responsibly operates 8 manufacturing facilities globally, working to provide the highest levels of service, quality and innovation to ensure it remains as strong and vital as its 150-year heritage. Learn more at www.armstrongflooring.com.

Forward-Looking Statements

Disclosures in this release, including without limitation, those relating to the company’s management transition and in our other public documents and comments contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in our reports filed with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law.

Contact Information

Investors:

Doug Bingham

SVP, Chief Financial Officer

717-672-9300

IR@armstrongflooring.com

Media:

Steve Trapnell

Communications Manager

717-672-7218

media@armstrongflooring.com